EXHIBIT 3.1   Notice of Alteration, Notice of Articles and Certificate of Name Change dated January 22, 2022.

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Cover Sheet

EVOME MEDICAL TECHNOLOGIES INC.

Confirmation of Service

Form Filed:	Notice of Alteration

Date and Time of Filing:	January 22, 2024 06:22 AM Pacific Time

Alteration Effective Date:	The alteration is to take effect at the time that this application is filed with the Registrar.

Name of Company:	EVOME MEDICAL TECHNOLOGIES INC.

Incorporation Number:	BC1042036

This package contains:
  Certified Copy of the Notice of Articles

  Certificate of Name Change

Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions.

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Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles BUSINESS CORPORATIONS ACT
T.K. SPARKS

This Notice of Articles was issued by the Registrar on: January 22, 2024 06:22 AM Pacific Time

Incorporation Number:	BC1042036

Recognition Date and Time: July 7, 2015 02:09 PM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:
EVOME MEDICAL TECHNOLOGIES INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
SUITE 2700,	SUITE 2700,
1133 MELVILLE STREET	1133 MELVILLE STREET
VANCOUVER BC V6E 4E5	VANCOUVER BC V6E 4E5
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
SUITE 2700,	SUITE 2700,
1133 MELVILLE STREET	1133 MELVILLE STREET
VANCOUVER BC V6E 4E5	VANCOUVER BC V6E 4E5
CANADA	CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Seckler, Michael

Mailing Address:	Delivery Address:
14 WINDING RIDGE WAY	14 WINDING RIDGE WAY
WARREN NJ 07059	WARREN NJ 07059
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Kashkin, Ken

Mailing Address:	Delivery Address:
8 HEMLOCK TERRACE	8 HEMLOCK TERRACE
SPARTA NJ 07871	SPARTA NJ 07871
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Newishy, Lana

Mailing Address:	Delivery Address:
18117 BISCAYNE BLVD, SUITE #2929	18117 BISCAYNE BLVD, SUITE #2929
MIAMI FL 33160	MIAMI FL 33160
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Cross, Leslie

Mailing Address:	Delivery Address:
3330 CAMINITO DANIELLA	3330 CAMINITO DANIELLA
DEL MAR CA 92014	DEL MAR CA 92014
UNITED STATES	UNITED STATES

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

March 11, 2021

AUTHORIZED SHARE STRUCTURE
1. No Maximum	COMMON Shares	Without Par Value

With Special Rights or Restrictions attached

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AUTHORIZED SHARE STRUCTURE
2. No Maximum	Class "A" Non-Voting Common Shares	Without Par Value

With Special Rights or Restrictions attached

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Number: BC1042036

CERTIFICATE

OF

CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that SALONA GLOBAL MEDICAL DEVICE CORPORATION changed its name to EVOME MEDICAL TECHNOLOGIES INC. on January 22, 2024 at 06:22 AM Pacific Time.

Issued under my hand at Victoria, British Columbia On January 22, 2024 T.K. SPARKS Registrar of Companies Province of British Columbia Canada
ELECTRONIC CERTIFICATE